EXHIBIT 3.2

                                    BY-LAWS
                                    -------


                                       OF
                                       --

                               TALRAM CORPORATION
                               ------------------



                               ARTICLE I - OFFICES
                               -------------------


     1.1     Registered  Office:     The  registered office shall be established
             -------------------
and maintained at and shall be the registered agent of the Corporation in charge hereof.


     1.2     Other  Offices:   The  corporation  may  have other offices, either
             ---------------
within or without the State of Delaware, at such place or places the Board of Directors may from time to time appoint or the business of the corporation may require, provided, however, that the corporation's books and records shall be maintained at such place within the continental United States as the Board of Directors shall from time to time designate.



                            ARTICLE II- STOCKHOLDERS
                            ------------------------


     2.1     Place  of  Stockholders'  Meetings:      All  meetings  of  the
             -----------------------------------
stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     2.2     Date  and  Hour  of  Annual  Meetings of Stockholders:    An annual
             ------------------------------------------------------
meeting of stockholders shall be held each year within five months after the close of the fiscal year of the Corporation.

     2.3     Purpose  of  Annual  Meetings:   At  each  annual  meeting,  the
             ------------------------------
stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

     2.4     Special  Meetings  of  Stockholders:   Special  meetings  of  the
             ------------------------------------
stockholders or any class or series thereof entitled to vote may be called by the President or by the Chairman of the Board of Directors, or at the request in writing by stockholders of record owning at least fifty (50%) percent of the issued and outstanding voting shares of common stock of the corporation.

     2.5     Notice  of  Meetings of Stockholders: Except as otherwise expressly
             ---------------------------------------
required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice, served personally by mail or by telegram, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the corporation.

     2.6     Quorum  of  Stockholders:
             -------------------------

          (a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

          (b) At any meeting of the stockholders at which a quorum shall be present, a majority of voting stockholders, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given except as provided in paragraph (d) below and except where expressly required by law.

          (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

          (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.7.     Chairman and Secretary of Meeting:    The President, shall preside
              ----------------------------------
at meetings of the stockholders. The Secretary shall act as secretary of the meeting or if he is not present, then the presiding officer may appoint a person to act as secretary of the meeting.


     2.8.     Voting  by Stockholders:Except as may be otherwise provided by the
              -----------------------
Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of voting stock standing in his name one the books of the corporation on the record date for the meeting. Except as otherwise provided by these by-laws, all elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

     2.9.     Proxies:     Any  stockholder  entitled  to vote at any meeting of
              --------
stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

     2.10.     Inspectors:     The  election  of directors and any other vote by
               -----------
ballot at any meeting of the stockholders shall be supervised by a least two inspectors. Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

     2.11.     List  of  Stockholders:
               -----------------------

     (a) At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     (c) This list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

     (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 2.11 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.


     2.12.     Procedure  at  Stockholders'  Meetings:     Except  as  otherwise
               ---------------------------------------
provided by these by-laws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer.


     2.13.     Action  By Consent Without Meeting:     Unless otherwise provided
               -----------------------------------
by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.



                             ARTICLE III- DIRECTORS
                             ----------------------


     3.1     Powers  of  Directors:  The  property,  business and affairs of the
             ----------------------
corporation shall be managed by its Board of Directors which may exercise all the powers of the corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.


     3.2     Number,  Method  of Election, Terms of Office of Directors:     The
             -----------------------------------------------------------
number  of directors which shall constitute the Board of Directors shall be four
(4) unless and until otherwise determined by a vote of a majority of the entire Board of Directors. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided, however, that a director may resign at any time. Directors need not be stockholders.


     3.3     Vacancies  on  Board  of  Directors;  Removal:
             ----------------------------------------------

          (a) Any director may resign his office at any time by delivering his resignation in writing to the Chairman of the Board or to the President. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the registration.

          (b) Any vacancy in the authorized number of directors may be filled by majority vote of the stockholders and any director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

          (c) Any director may be removed with or without cause at any time by the majority vote of the stockholders given at a special meeting of the stockholders called for that purpose.


     3.4     Meetings  of  the  Board  of  Directors:
             ----------------------------------------

          (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

          (b) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date design for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

          (c) The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

          (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President or at the written request of any one director.

          (e) The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least three days before the meeting or by telegraphing, telexing, or delivering the same not later than the date before the meeting.

          Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

     3.5.     Quorum  and Action:     Unless provided otherwise by law or by the
              -------------------
Certificate of Incorporation or these by-laws, a majority of the Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.


     3.6.     Presiding Officer and Secretary of the Meeting:     The President,
              -----------------------------------------------
or, in his absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.


     3.7.     Action  by  Consent  Without  Meeting:     Any  action required or
              --------------------------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.


     3.8.     Action  by  Telephonic  Conference:     Members  of  the  Board of
              -----------------------------------
Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.


     3.9.     Committees:     The  Board  of  Directors  shall, by resolution or
              -----------
resolutions passed by a majority of Directors designate one or more committees, each of such committees to consist of one or more Directors of the Corporation, for such purposes as the Board shall determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.


     3.10     Compensation  of  Directors:     Directors  shall  receive  such
              ----------------------------
reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.


                              ARTICLE IV- OFFICERS
                              --------------------


     4.1     Officers,  Title,  Elections,  Terms:
             -------------------------------------

          (a) The elected officers of the corporation shall be a President, a Treasurer and a Secretary, and such other officers as the Board of Directors shall deem advisable. The officers shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified.

          (b) The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

          (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

          (d) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time has been specified, at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (e) The salaries of all officers of the corporation shall be fixed by the Board of Directors.


     4.2.     Removal of Elected Officers: Any elected officer may be removed at
              ----------------------------
any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the Directors then in office.


     4.3.     Duties:
              -------

          (a)     President: The President  shall  be  the  principal  executive
                  ----------
officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

          (b)     Treasurer:     The Treasurer shall (1) have charge and custody
                  ----------
of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (3) deposit all such moneys due and payable to the corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          (c)     Secretary:     The Secretary shall (1) keep the minutes of the
                  ----------
meetings of the stockholders, the Board of Directors, and all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.



                            ARTICLE V - CAPITAL STOCK
                            -------------------------


     5.1     Stock  Certificates:
             --------------------

          (a) Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the President and by the Treasurer or the Secretary, certifying the number of shares owned by him.

          (b) If such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

          (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors, and shall be numbered and registered in the order in which they were issued.

          (e) All certificates surrendered to the corporation shall be canceled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.


     5.2     Record  Ownership:          A record of the name and address of the
             ------------------
holder of such certificate, the number of shares represented thereby and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.


     5.3     Transfer  of  Record Ownership:     Transfer of stock shall be made
             -------------------------------
on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.


     5.4     Lost,  Stolen  or  Destroyed  Certificates:     Certificates
             -------------------------------------------
representing shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.


     5.5     Transfer  Agent;  Registrar;  Rules  Respecting Certificates:   The
             -------------------------------------------------------------
corporation may maintain one or more transfer offices or agencies where stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices where such stock shall be transferable. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.


     5.6     Fixing  Record  Date  for  Determination of Stockholders of Record:
             -------------------------------------------------------------------
The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


          5.7.     Dividends:     Subject  to  the provisions of the Certificate
                   ----------
of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.


                 ARTICLE VI - SECURITIES HELD BY THE CORPORATION
                 -----------------------------------------------


     6.1     Voting:     Unless  the  Board  of Directors shall otherwise order,
             -------
the President, the Secretary or the Treasurer shall have full power and authority, on behalf of the corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.


     6.2     General  Authorization  to  Transfer  Securities  Held  by  the
             ---------------------------------------------------------------
Corporation
-----------

          (a) Any of the following officers, to wit: the President and the Treasurer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the corporation, and to make, execute and deliver, under the seal of the corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

          (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the corporation in office at the date of such certificate setting forth the provisions of this
Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

                           ARTICLE VII - MISCELLANEOUS
                           ---------------------------


     7.1     Signatories: All checks, drafts or other orders for the payment of
             ------------
money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


     7.2     Seal:     The  seal  of  the  corporation shall be in such form and
             -----
shall have such content as the Board of Directors shall from time to time determine.


     7.3     Notice  and  Waiver of Notice:     Whenever any notice of the time,
             ------------------------------
place or purpose of any meeting of the stockholders, directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

     7.4     Indemnity:     The  corporation  shall  indemnify  its  directors,
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officers  and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this section 7.4 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law.


     7.5     Fiscal  Year:     Except  as from time to time otherwise determined
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by  the  Board  of  Directors,  the  fiscal year of the corporation shall end on
December  31.
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